UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 23, 2023
INTUITIVE MACHINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40823	36-5056189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 Bay Area Blvd, Suite 600
Houston, TX 77058
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 520-3703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	LUNR	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A Common stock, each at an exercise price of $11.50 per share	LUNRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2023, the Board of Directors (the “Board”) of Intuitive Machines, Inc. (the “Company” or “we,” “us” and “our”) increased the size of its Board from five to six and appointed Nicole Seligman to the Board, effective immediately. Ms. Seligman will serve as a Class II director with an initial term expiring at the Company’s 2025 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. Ms. Seligman was also appointed to serve as a member of the nominating and corporate governance committee of the Board and as a member of the conflicts committee of the Board, effective immediately.

In connection with her service as a non-employee director, Ms. Seligman is eligible to participate in and will receive compensation in accordance with the Company’s non-employee director compensation program as amended on June 23, 2023 (the “Director Compensation Program”). The Director Compensation Program was amended to provide that a non-employee director serving on the conflicts committee and nominating and governance committee will receive an additional annual retainer of $15,000 (chair) or $7,500 (non-chair) for such service. In addition, in connection with her appointment to the Board, Ms. Seligman received a restricted stock unit award with an aggregate value of $155,000 on June 23, 2023, pursuant to our 2023 Long Term Omnibus Incentive Plan and the form of Director RSU Agreement (filed as Exhibit 10.2 to this Current Report on Form 8-K). The 2023 Non-Employee Director RSUs will vest in full on the earlier to occur of (i) the one-year anniversary of the grant date and (ii) the date of the Company’s next annual meeting following the grant date, subject to the applicable non-employee director’s continuous service.

The foregoing description of the Director Compensation Program is qualified in its entirety by reference to the full text of the Director Compensation Program, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Ms. Seligman is also expected to enter into into the Company’s standard indemnification agreement for directors and officers.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the appointment described above is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference. The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Director Compensation Program (effective June 23, 2023)
10.2	Form of Director Restricted Stock Unit Award Agreement
99.1	Press release on Intuitive Machines, Inc., dated June 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2023	INTUITIVE MACHINES, INC.

	By:	/s/ Erik Sallee
Name: Erik Sallee
Title: Chief Financial Officer
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